Exhibit H(3)

EXPENSE LIMITATION AGREEMENT

This EXPENSE LIMITATION AGREEMENT (the “Agreement”) is between Massachusetts Mutual Life Insurance Company, a Massachusetts corporation (the “Manager”), and MassMutual Institutional Funds, a Massachusetts business trust (the “Trust”), effective this 1st day of May, 2004.

WHEREAS, the Trust is an open-end diversified management investment company registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940, as amended;

WHEREAS, MassMutual Fundamental Value Fund, MassMutual Large Cap Growth Fund, MassMutual Aggressive Growth Fund, MassMutual Small Company Value Fund and MassMutual Small Company Growth Fund (the “Funds”) are series of the Trust;

WHEREAS, the Manager is an investment adviser registered with the Commission as such under the Investment Advisers Act of 1940, as amended; and

WHEREAS, the Trust has appointed the Manager as its investment manager for the Funds and the Manager has agreed to act in such capacity upon the terms set forth in the relevant Investment Management Agreements;

NOW THEREFORE, the Trust and the Manager hereby agree as follows:

1. Expense Limitations

The Manager agrees to waive .08% of the management fee for the MassMutual Aggressive Growth Fund through April 30, 2005.

The Manager also agrees to cap the fees and expenses of the MassMutual Fundamental Value Fund, MassMutual Large Cap Growth Fund, MassMutual Small Company Value Fund and MassMutual Small Company Growth Fund at the amounts listed below through April 30, 2005.

This Agreement cannot be terminated unilaterally by the Manager.

MassMutual Fundamental Value Fund

Class S shares	.80%
Class Y shares	.84%
Class L shares	.99%
Class A shares	1.24%
Class N shares	1.54%

MassMutual Large Cap Growth Fund

Class S shares	.84%
Class Y shares	.88%
Class L shares	1.03%
Class A shares	1.28%
Class N shares	1.58%

MassMutual Small Company Value Fund

Class S shares	1.05%
Class Y shares	1.09%
Class L shares	1.24%
Class A shares	1.49%
Class N shares	1.79%

MassMutual Small Company Growth Fund

Class S shares	1.05%
Class Y shares	1.09%
Class L shares	1.24%
Class A shares	1.49%
Class N shares	1.79%

IN WITNESS WHEREOF, the Trust and the Manager have caused this Agreement to be executed on the day and year first above written.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ James S. Collins
James S. Collins, Vice President and Actuary

MASSMUTUAL INSTITUTIONAL FUNDS

on behalf of MASSMUTUAL FUNDAMENTAL VALUE FUND, MASSMUTUAL LARGE CAP GROWTH FUND, MASSMUTUAL AGGRESSIVE GROWTH FUND, MASSMUTUAL SMALL COMPANY VALUE FUND and MASSMUTUAL SMALL COMPANY GROWTH FUND

By:	/s/ Vernon J. Meyer
Vernon J. Meyer, Vice President